Exhibit 99.1

Enova Reports Second Quarter 2023 Results

  Total revenue increased 22% from the second quarter of 2022 to $499 million
  Strong profitability with diluted earnings per share of $1.50 and adjusted earnings per share of $1.72
  Total company combined loans and finance receivables increased 20% from the end of second quarter of 2022 to $2.9 billion and total company originations exceeded $1 billion for the seventh consecutive quarter
  Continued solid credit performance and outlook with a second quarter net revenue margin of 60%, a sequential decline in the quarterly total consolidated portfolio net charge-offs as a percentage of average combined loan and finance receivables to 7.6% and a sequential increase in the fair value of the consolidated portfolio as a percentage of principal to 112% at June 30
  At June 30, total liquidity, including cash and marketable securities and available capacity on facilities, totaled $1.1 billion
  Repurchased $28 million of common stock under our share repurchase program and purchased and retired $26 million of senior notes during the quarter

CHICAGO, July 25, 2023 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology company powered by machine learning and world-class analytics, today announced financial results for the second quarter ended June 30, 2023.

"This quarter we continued to demonstrate our ability to consistently deliver strong financial results," said David Fisher, Enova's CEO. "Our diversified portfolio enables us to drive growth while maintaining solid credit performance. Looking forward, we are well positioned to continue to deliver profitable growth while also effectively managing risk as our experienced team leverages our flexible online-only business model, diversified product offerings, world-class machine learning risk management algorithms and strong balance sheet."

Second Quarter 2023 Summary

  Total revenue of $499 million in the second quarter of 2023 increased 22% from $408 million in the second quarter of 2022.
  Net revenue margin of 60% in the second quarter of 2023 compared to 65% in the second quarter of 2022.
  Net income of $48 million, or $1.50 per diluted share, in the second quarter of 2023 compared to $52 million, or $1.56 per diluted share, in the second quarter of 2022.
  Second quarter 2023 adjusted EBITDA, a non-GAAP measure, of $126 million compared to $102 million in the second quarter of 2022.
  Adjusted earnings of $55 million, or $1.72 per diluted share, both non-GAAP measures, in the second quarter of 2023 compared to adjusted earnings of $55 million, or $1.64 per diluted share, in the second quarter of 2022.

"We are pleased to report another solid quarter of top- and bottom-line financial results that are in line with or better than our expectations," said Steve Cunningham, CFO of Enova. "Over the past several years, we have meaningfully diversified and de-risked our business, navigated significant macroeconomic swings and absorbed a rapid rise in market interest rates while maintaining strong profit margins. Our solid balance sheet and ample liquidity give us the financial flexibility to quickly adapt to the evolving risks and opportunities in this macroeconomic environment to deliver on our commitment to driving long-term shareholder value through both continued investments in our business as well as share repurchases."

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its second quarter 2023 results at 4 p.m. Central Time / 5 p.m. Eastern Time today, July 25th. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to join the Enova International call. A replay of the conference call will be available until August 1, 2023, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova International Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 4276194.

About Enova

Enova International (NYSE: ENVA) is a leading financial services company with powerful online lending that serves small businesses and consumers who are underserved by traditional banks. Through its world-class analytics and machine learning algorithms, Enova has provided more than 8.6 million customers with over $51 billion in loans and financing. You can learn more about the company and its portfolio of businesses at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since revenue is impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for other nonoperating expenses and equity method investment income shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) (Unaudited)

	June 30,		December 31,
	2023	2022	2022
Assets
Cash and cash equivalents	$100,042	$144,090	$100,165
Restricted cash	161,619	69,664	78,235
Loans and finance receivables at fair value	3,092,445	2,460,851	3,018,528
Income taxes receivable	32,653	44,597	43,741
Other receivables and prepaid expenses	57,758	58,859	66,267
Property and equipment, net	99,073	88,648	93,228
Operating lease right-of-use assets	16,488	21,301	19,347
Goodwill	279,275	279,275	279,275
Intangible assets, net	23,032	31,417	27,390
Other assets	45,522	54,468	54,713
Total assets	$3,907,907	$3,253,170	$3,780,889
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$229,315	$169,530	$198,320
Operating lease liabilities	28,384	36,962	33,595
Deferred tax liabilities, net	103,852	97,932	104,169
Long-term debt	2,297,026	1,840,665	2,258,660
Total liabilities	2,658,577	2,145,089	2,594,744
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 45,070,929, 44,165,233 and 44,326,999 shares issued and 30,869,886, 32,183,324 and 31,220,928 outstanding as of June 30, 2023 and 2022 and December 31, 2022, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	266,058	239,187	251,878
Retained earnings	1,412,253	1,210,605	1,313,185
Accumulated other comprehensive loss	(5,988)	(7,481)	(5,990)
Treasury stock, at cost (14,201,043, 11,981,909 and 13,106,071 shares as of June 30, 2023 and 2022 and December 31, 2022, respectively)	(422,993)	(334,230)	(372,928)
Total stockholders' equity	1,249,330	1,108,081	1,186,145
Total liabilities and stockholders' equity	$3,907,907	$3,253,170	$3,780,889

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue	$499,431	$407,990	$982,687	$793,721
Change in Fair Value	(200,046)	(143,418)	(397,412)	(260,460)
Net Revenue	299,385	264,572	585,275	533,261
Operating Expenses
Marketing	95,971	91,551	175,726	184,722
Operations and technology	46,961	42,262	96,130	82,992
General and administrative	36,228	33,690	73,386	68,218
Depreciation and amortization	8,629	7,584	19,169	17,098
Total Operating Expenses	187,789	175,087	364,411	353,030
Income from Operations	111,596	89,485	220,864	180,231
Interest expense, net	(45,584)	(24,950)	(88,905)	(47,433)
Foreign currency transaction gain (loss)	—	21	(171)	(293)
Equity method investment (loss) income	(1,119)	6,323	(1,125)	6,651
Other nonoperating expenses	(121)	(1,091)	(254)	(1,091)
Income before Income Taxes	64,772	69,788	130,409	138,065
Provision for income taxes	16,627	17,387	31,341	33,221
Net income	$48,145	$52,401	$99,068	$104,844
Earnings Per Share
Earnings per common share:
Basic	$1.55	$1.61	$3.17	$3.18
Diluted	$1.50	$1.56	$3.05	$3.07
Weighted average common shares outstanding:
Basic	31,084	32,497	31,212	32,933
Diluted	32,203	33,484	32,456	34,181

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (dollars in thousands) (Unaudited)

	Six Months Ended June 30,
	2023	2022
Total cash flows provided by operating activities	$581,339	$392,174
Cash flows from investing activities
Loans and finance receivables	(462,829)	(736,736)
Capitalization of software development costs and purchases of fixed assets	(20,648)	(23,311)
Total cash flows used in investing activities	(483,477)	(751,334)
Cash flows (used in) provided by financing activities	(15,069)	347,062
Effect of exchange rates on cash, cash equivalents and restricted cash	468	(31)
Net increase (decrease) in cash, cash equivalents and restricted cash	83,261	(12,129)
Cash, cash equivalents and restricted cash at beginning of year	178,400	225,883
Cash, cash equivalents and restricted cash at end of period	$261,661	$213,754

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA (dollars in thousands)

The following table includes financial information for loans and finance receivables, which is based on loan and finance receivable balances for the three months ended June 30, 2023 and 2022.

Three Months Ended June 30,	2023	2022	Change
Ending combined loan and finance receivable principal balance:
Company owned	$2,756,942	$2,300,656	$456,286
Guaranteed by the Company(a)	14,199	11,873	2,326
Total combined loan and finance receivable principal balance(b)	$2,771,141	$2,312,529	$458,612
Ending combined loan and finance receivable fair value balance:
Company owned	$3,092,445	$2,460,851	$631,594
Guaranteed by the Company(a)	19,115	17,860	1,255
Ending combined loan and finance receivable fair value balance(b)	$3,111,560	$2,478,711	$632,849
Fair value as a % of principal(c)	112.3%	107.2%	5.1%
Ending combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned	$2,857,557	$2,377,514	$480,043
Guaranteed by the Company(a)	16,972	13,997	2,975
Ending combined loan and finance receivable balance(b)	$2,874,529	$2,391,511	$483,018
Average combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned(d)	$2,817,761	$2,255,200	$562,561
Guaranteed by the Company(a)(d)	14,627	12,591	2,036
Average combined loan and finance receivable balance(a)(d)	$2,832,388	$2,267,791	$564,597

Revenue	$492,723	$402,952	$89,771
Change in fair value	(198,126)	(141,842)	(56,284)
Net revenue	294,597	261,110	33,487
Net revenue margin	59.8%	64.8%	(5.0)%

Delinquencies:
>30 days delinquent	$221,540	$121,459	$100,081
>30 days delinquent as a % of loan and finance receivable balance(c)	7.7%	5.1%	2.6%

Charge-offs:
Charge-offs (net of recoveries)	$214,970	$162,391	$52,579
Charge-offs (net of recoveries) as a % of average loan and finance receivable balance(d)	7.6%	7.2%	0.4%

(a)	Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated balance sheets.
(b)	Non-GAAP measure.
(c)	Determined using period-end balances.
(d)	The average combined loan and finance receivable balance is the average of the month-end balances during the period.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income	$48,145	$52,401	$99,068	$104,844
Adjustments:
Lease termination and cease-use costs(a)	—	—	1,698	—
Equity method investment loss (income)(b)	1,119	(6,323)	1,125	(6,323)
Other nonoperating expenses(c)	121	1,091	254	1,091
Intangible asset amortization	2,013	2,014	4,357	4,027
Stock-based compensation expense	6,236	5,133	12,205	10,500
Foreign currency transaction (gain) loss	—	(21)	171	293
Cumulative tax effect of adjustments	(2,364)	624	(4,935)	(1,303)

Adjusted earnings	$55,270	$54,919	$113,943	$113,129

Diluted earnings per share	$1.50	$1.56	$3.05	$3.07

Adjusted earnings per share	$1.72	$1.64	$3.51	$3.31

Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income	$48,145	$52,401	$99,068	$104,844
Depreciation and amortization expenses	8,629	7,584	19,169	17,098
Interest expense, net	45,584	24,950	88,905	47,433
Foreign currency transaction (gain) loss	—	(21)	171	293
Provision for income taxes	16,627	17,387	31,341	33,221
Stock-based compensation expense	6,236	5,133	12,205	10,500
Adjustments:
Equity method investment loss (income)(b)	1,119	(6,323)	1,125	(6,651)
Other nonoperating expenses(c)	121	1,091	254	1,091

Adjusted EBITDA	$126,461	$102,202	$252,238	$207,829

Adjusted EBITDA margin calculated as follows:
Total Revenue	$499,431	$407,990	$982,687	$793,721
Adjusted EBITDA	126,461	102,202	252,238	207,829
Adjusted EBITDA as a percentage of total revenue	25.3%	25.1%	25.7%	26.2%

(a)	In the first quarter of 2023, the Company recorded a loss of $1.7 million ($1.3 million net of tax) related to the exit of leased office space.
(b)

In the second quarter of 2022, the Company recorded equity method investment income of $6.3 million ($3.6 million net of tax) that was comprised primarily of a gain of $11.0 million on an equity method investment, partially offset by a $4.4 million loss on the sale of another equity method investment.

(c)

In the first and second quarters of 2023, the Company recorded other nonoperating expense of $133 thousand ($100 thousand net of tax) and $121 thousand ($91 thousand net of tax), respectively, related to the repurchase of senior notes. In the second quarter of 2022, the Company recorded other nonoperating expenses of $1.1 million ($0.8 million net of tax) related to incomplete transactions.

For further information: Public Relations Contact: Erin Yeager, Email: media@enova.com; Investor Relations Contact: Lindsay Savarese, Office: (212) 331-8417, Email: IR@enova.com; Cassidy Fuller, Office: (415) 217-4168, Email: IR@enova.com